Exhibit (n)(6)

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus Supplement to the Post-Effective Amendment No. 2 to Registration Statement on Form N-2 No. 333-213195 of our reports dated February 28, 2017 relating to the consolidated financial statements of New Mountain Finance Corporation and subsidiaries and the effectiveness of New Mountain Finance Corporation’s internal control over financial reporting, and of our report dated February 28, 2017 relating to the information of New Mountain Finance Corporation set forth under the heading “Senior Securities” appearing in the such Prospectus Supplement.

We also consent to the reference to us under the headings “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” in such Prospectus Supplement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 3, 2017